1

                       AGREEMENT & PLAN OF REORGANIZATION

     THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (hereinafter the Agreement) is made and entered into as of the 1st day of March, 2001 by and between Westnet Communications Group, Inc., a Nevada corporation (hereinafter
WESTNET)  and  Merchantpark   Communications,   Inc.,  a  Nevada   corporation
(hereinafter MERCHANTPARK) are the parties to this Agreement and Plan of Reorganization.

                                    RECITALS

     WHEREAS, WESTNET desired to acquire from MERCHANTPARK one hundred percent (100%) of the capital stock of MERCHANTPARK outstanding in exchange for authorized but not previously issued common stock of WESTNET, par value $.001 per shares.

     WHEREAS, the parties hereto desire to reorganize the management and operations of the consolidated company.

     WHEREAS, the parties agree to reorganize WESTNET pursuant to the Internal Revenue Rule 368 (a)(1)(B0 1986, as amended on a stock for stock basis. This reverse merger will treat WESTNET as the legal entity and MERCHANTPARK the accounting survivor.

     NOW, THEREFORE, in consideration of the premises and mutual representation, warranties, and covenants herein contained, the parties agree as follows:

                                    ARTICLE 1

                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.1 Acquisition. The parties hereto agree that this Agreement shall replace and supersede the Letter of Intent executed by the parties on February 15, 2001. The parties hereby agree that WESTNET will acquire 100% of the common stock outstanding in MERCHANTPARK. WESTNET agrees to issue one share of WESTNET for each share of MERCHANTPARK for a total issue of 14,275,400 shares of WESTNET in exchange for 14,275,400 shares of MERCHANTPARK. The shares of WESTNET will be issued to each shareholder of MERCHANTPARK upon their delivery of their shares. The parties hereto agree further that the business and management shall be organized and that a renamed WESTNET shall hereinafter become engaged in the business of E-Commerce.

SECTION 1.2 Issuance of Shares

     (a) Upon the Closing of this  Agreement,  WESTNET  shall cause to be issued and delivered to MERCHANTPARK, stock certificates representing 14,275,400 WESTNET, par value $0.001 per share.

     (b) The shares of WESTNET Common Stock to be issued hereunder shall be authorized but previously unissued shares of WESTNET Common Stock and shall be issued directly to and in the name of the shareholders of MERCHANTPARK

     (c) All shares of WESTNET Common Stock to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended ("the 1933 Act"), and MERCHANTPARK shall represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares until such time as appropriate regulatory approval for any such distribution has been properly obtained. All shares of WESTNET Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

SECTION 1.3 Closing. The closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place on or before March 31, 2001 (the "Closing Date"), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of ARTICLE X of this Agreement. At the Closing:

     (a) MERCHANTPARK shall cause to be delivered to WESTNET fully executed instruments of conveyance which when executed and delivered to WESTNET, shall immediately convey and transfer to WESTNET, all of the common stock of MERCHANTPARK.

     (b) WESTNET shall deliver to MERCHANTPARK certificates representing an aggregate of 14,275,400 shares of WESTNET Common Stock and which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities;

     (c) WESTNET shall deliver an Officer's Certificate as described in Sections
9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by WESTNET are true and correct as of, or have been fully performed and complied with by the Closing Date; and

     (d) MERCHANTPARK shall deliver an Officer's Certificate as described in Sections 8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by MERCHANTPARK, are true and correct as of, or have been fully performed and complied with by, the Closing Date;

SECTION 1.4 MERCHANTPARK Special Meeting of Shareholders. In anticipation of this Agreement, MERCHANTPARK, shall hold Special Meetings of Shareholders in lieu of Annual Meeting of Shareholders on ___________, 2001 in order to transact certain business related to the ratification of this Agreement, including, but limited to (I) ratification of a proposal to amend the Articles of Incorporation of WESTNET authorizing the recapitalization of the number of shares authorized to not less than 50,000,000 at a par value of $.001 per share, (II) electing a new Board of Directors.

SECTION 1.5 Consummation of Transaction. If, at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon MERCHANTPARK will file the necessary documents that may be required by the State of Nevada..
                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF WESTNET

         WESTNET hereby represents, warrants and agrees that:

SECTION 2.1 Organization of WESTNET. WESTNET is a Nevada corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are corporations or other entities with respect to which (i) WESTNET owns all of the outstanding stock or other interest, or (ii) WESTNET may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned. WESTNET has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of WESTNET, enforceable against WESTNET in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

SECTION 2.2 Capitalization of WESTNET. The authorized capital stock of WESTNET at closing will consist 50,000,000 shares of Common Stock, par value $.001 per share, of which 3,500,000 shares are presently issued and outstanding. All issued and outstanding shares of common stock of WESTNET have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, rights, calls, commitments or agreements of any character obligating WESTNET to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of WESTNET Common Stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

SECTION 2.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of WESTNET and all amendments thereto, have been or will be delivered to MERCHANTPARK prior to the Closing, and certified copies of the MERCHANTPARK Articles of Incorporation and By-Laws are annexed hereto as
Exhibit 2.3 and by this reference made a part hereof.

SECTION 2.4 Financial Statements. WESTNET's certified financial statements for the period ending December 31, 2000 and March 31, 2001 unaudited, a copy of which is annexed hereto as Exhibit 2.4 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of WESTNET, and results of its operations for the periods covered thereby. Except as otherwise disclosed to MERCHANTPARK in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of WESTNET taken as a whole from that reflected in the financial statements referred to in this Section 2.4, of which MERCHANTPARK based its decision to enter into this Agreement.

SECTION 2.5 Absence of Certain Changes or Events. Since the date of the WESTNET financial report for the period ending December 31, 2000, and except as disclosed otherwise herein, WESTNET has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stock holders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

SECTION 2.6 Assets and Liabilities. WESTNET has good and marketable title to all of its assets and property, free and clear of any and all liens, claims and encumbrances, except as may be otherwise explicitly set forth herein. As of date hereon, WESTNET does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the WESTNET Balance Sheet dated December 31, 2000 except as may be explicitly set forth herein.

SECTION 2.7. Tax Returns and Payments. All of WESTNET's tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. WESTNET has paid all taxes to be due on said returns, any assessments made against WESTNET and all other taxes, fees and similar charges imposed on WESTNET by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 2.8 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by WESTNET or the consummation by it of the transactions contemplated hereby.

SECTION 2.9 Compliance with Law and Government Regulations. WESTNET is in compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.

SECTION 2.10 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which WESTNET is a party or which may result in any material change in the business or condition, financial or otherwise, of WESTNET or in any of its properties or assets, or which might result in any liability on the part of WESTNET or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of WESTNET, there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 2.11 Investigation of Financial Condition. In addition to making available for review by MERCHANTPARK all financial statements, books and records of WESTNET, and without in any manner reducing or otherwise mitigating the representations contained herein, MERCHANTPARK shall have the opportunity to meet with WESTNET's accountants and attorneys to discuss the financial condition of WESTNET and to make whatever further independent investigation deemed necessary and prudent.

SECTION 2.12 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of WESTNET is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 2.13 Authority. WESTNET and its Board of Directors shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. WESTNET has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

SECTION 2.14 Full Disclosure. None of the representations and warranties made by WESTNET herein, or in any exhibit, certificate or memorandum furnished or to be furnished by WESTNET on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                   ARTICLE III

                              COVENANTS OF WESTNET

SECTION  3.1  Conduct  Prior to the  Closing.  Between  the date  hereof and the
Closing:

     (a) WESTNET will not enter into any agreement, contract or commitment, whether written or oral, or engage in any transaction, without the knowledge and prior written consent of MERCHANTPARK;

     (b) WESTNET will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of MERCHANTPARK;

     (c) WESTNET will not authorize, issue, sell, purchase or redeem any shares of its capital stock without the prior written consent of MERCHANTPARK;

     (d) WESTNET will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to MERCHANTPARK in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) WESTNET will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the consent of MERCHANTPARK;

     (f) WESTNET shall grant to MERCHANTPARK and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to
MERCHANTPARK and such representatives all information relating to WESTNET as MERCHANTPARK, may reasonably request; and

     (g) Except for the transactions contemplated by this Agreement, WESTNET will conduct its business in the normal course, and shall not sell, pledge or assign its assets without the prior written consent of MERCHANTPARK.

SECTION 3.2 Affirmative Covenants. Prior to Closing, WESTNET will do the following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement;

     (b) Call for and properly hold a meeting of its Board of Directors for the purpose of conducting the business and ratifying those proposals as set forth in
Section 1.4 above.

     (c) Promptly notify MERCHANTPARK in writing of any material adverse change in the financial condition, business, operations or key personnel of WESTNET, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof; and

     (d) Reserve, and promptly after the Closing, issue and deliver to MERCHANTPARK or its designees the number of shares of WESTNET Common Stock required hereunder; and

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF MERCHANTPARK

         MERCHANTPARK hereby represents, warrants and agrees that:

SECTION 4.1 Organization of MERCHANTPARK. MERCHANTPARK is a Nevada corporation that wholly owns two subsidiary corporations (1) Merhcnatpark.Com, Inc., a Delaware corporation, and (2) Caged Iron, Inc., a Nevada corporation. Each corporation is duly organized, validly existing and in good standing in each respective state, is duly qualified and in good standing in each jurisdiction.

SECTION 4.2 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of MERCHANTPARK and its affiliates and all amendments thereto, have been or will be delivered to WESTNET prior to the Closing.

SECTION 4.3 Financial Statements/Assets and Liabilities. MERCHANTPARK has good and marketable title to all of the assets to be transferred and delivered to WESTNET hereunder, free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements and further set forth in Exhibit 4.3 annexed hereto and by this reference made a part hereof.

SECTION 4.4 Tax Returns and Payments. All of MERCHANTPARK tax returns (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. MERCHANTPARK has paid all taxes to be due on said returns, any assessments made against MERCHANTPARK and all other taxes, fees and similar charges imposed on MERCHANTPARK by any governmental authority (other than those, the MERCHANTPARK amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

SECTION 4.5 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by MERCHANTPARK or the consummation by it of the transactions MERCHANTPARK contemplated hereby.

SECTION 4.6 Compliance with Law and Government Regulations. MERCHANTPARK affiliates is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, affecting its properties and operations, imposed by the United States of America, and any state or foreign country or government to which MERCHANTPARK is subject.

SECTION 4.7 Litigation. There is no litigation, arbitration, proceeding or investigation pending or threatened to which MERCHANTPARK are a party or which may result in any material change in the business or condition, financial or otherwise, of MERCHANTPARK or in any of its properties or assets, or which might result in any liability on the part of MERCHANTPARK or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of MERCHANTPARK there is no basis for any such litigation, arbitration, proceeding or investigation.

SECTION 4.8 Investigation of Financial Condition. In addition to making available for review by WESTNET all financial statements, books and records of WESTNET, and without in any manner reducing or otherwise mitigating the representations contained herein, WESTNET shall have the opportunity to meet with MERCHANTPARK accountants and attorneys to discuss the financial condition of MERCHANTPARK and to make whatever further independent investigation deemed necessary and prudent.

SECTION 4.9 Governmental Consent. No consent, approval, authorization or order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of MERCHANTPARK is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby.

SECTION 4.10 Authority. MERCHANTPARK and its shareholders shall have approved this Agreement and the transactions contemplated hereby prior to the Closing and duly authorized the execution and delivery hereof. MERCHANTPARK has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. Those persons executing this Agreement represent that they have received the authority to act on behalf of and for the shareholders of MERCHANTPARK and that in the event additional shareholder approvals are required, such approvals will be obtained at the next scheduled annual meeting of MERCHANTPARK shareholders.

SECTION 4.11 Investment Purpose. MERCHANTPARK hereby represents that it is acquiring the shares of WESTNET Common Stock to be issued hereunder for investment purposes only and not with a view for further distribution or resale. MERCHANTPARK, further represents and acknowledges that the WESTNET shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom. MERCHANTPARK further represents that in the event it decides to distribute to its shareholders the WESTNET shares to be acquired hereby, either in part or in whole, MERCHANTPARK will make all necessary and requisite filing with the appropriate state and federal agencies to register such distribution under the applicable securities laws.

SECTION 4.12 Full Disclosure. None of the representations and warranties made by MERCHANTPARK herein, or in any exhibit, certificate or memorandum furnished or to be furnished by WESTNET, on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                                    ARTICLE V

                            COVENANTS OF MERCHANTPARK

SECTION 5.1 Conduct Prior to Closing. Between the date hereof and the Closing:

     (a) MERCHANTPARK will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of WESTNET;

     (b) MERCHANTPARK will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of WESTNET;

     (c) Except within the regular course of business, MERCHANTPARK will not incur any indebtedness for money borrowed or issue to sell any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, with the prior written consent of WESTNET;

     (d) MERCHANTPARK will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish information to WESTNET in connection with any such requirements imposed upon the parties hereto in connection therewith; and

     (e) MERCHANTPARK shall grant to WESTNET and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to WESTNET and such representatives all information relating to MERCHANTPARK as WESTNET may reasonably request.

SECTION 5.2 Affirmative Covenants. Prior to Closing, MERCHANTPARK will do the following:

     (a) Obtained the approval of its Board of Directors and shareholders to proceed with this Agreement and obtain any further shareholder approvals, which may be required, at the next scheduled annual meeting of MERCHANTPARK shareholders;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in the Agreement; and

     (c) Promptly notify WESTNET in writing of any materially adverse change in the financial condition, business, operations or key personnel of MERCHANTPARK any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that with the exception of the consideration and additional shares of WESTNET Common Stock to be paid and issued pursuant to the Letter of Intent , dated February 15, 2001 annexed hereto as Exhibit 6.2 and by this reference made a part hereof, and to which WESTNET acknowledges and agrees fulfill the terms thereof, no other agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of WESTNET or MERCHANTPARK as the case may be, shall take all such necessary action.

SECTION 6.4 Indemnification. Each party to this Agreement hereby agrees to defend and hold the other party harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any material breach of, or failure by the party to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by the party under this Agreement.

                                   ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

SECTION 7.1 Legal Action. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

SECTION  7.2  Absence  of   Termination.   The  obligations  to  consummate  the
transactions  contemplated  hereby  shall not have  been  canceled  pursuant  to
Article X hereof.

SECTION 7.3 Required Approvals. WESTNET and MERCHANTPARK shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by WESTNET and MERCHANTPARK of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons and WESTNET and MERCHANTPARK shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue-Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which respective counsel for WESTNET and MERCHANTPARK may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.



                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF MERCHANTPARK

     All obligations of WESTNET under this Agreement are subject to the fulfillment and satisfaction by MERCHANTPARK prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by WESTNET.

SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of MERCHANTPARK contained in this Agreement will be true and correct at and as of the time of the Closing, and MERCHANTPARK shall have delivered to WESTNET a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to WESTNET, and signed, in the case of MERCHANTPARK, by its president and secretary.

SECTION 8.2 Performance. The obligations of MERCHANTPARK to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and MERCHANTPARK shall have delivered to WESTNET a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to WESTNET.

SECTION 8.3 Authority. All action required to be taken by, or on the part of MERCHANTPARK and its shareholders, if required, to authorize the execution, delivery and performance of this Agreement by MERCHANTPARK and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of MERCHANTPARK or any event or condition of any character adversely affecting MERCHANTPARK, and it shall have delivered to WESTNET, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to WESTNET and signed, in the case of MERCHANTPARK, by its president and secretary.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF WESTNET

     All obligations of MERCHANTPARK under this Agreement are subject to the fulfillment and satisfaction by WESTNET prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by MERCHANTPARK.

SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of WESTNET contained in this Agreement will be true and correct at and as of the time of the Closing, and WESTNET shall have delivered to MERCHANTPARK, a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to MERCHANTPARK, and signed, in the case of WESTNET, by its president and secretary.

SECTION 9.2 Performance. Each of the obligations of WESTNET to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time of Closing, and WESTNET shall have delivered to MERCHANTPARK, a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to MERCHANTPARK and signed, in the case of WESTNET by its president and secretary.

SECTION 9.3 Authority. All action required to be taken by, or on the part of WESTNET to authorize the execution, delivery and performance of this Agreement by WESTNET and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of WESTNET or any event or condition of any character adversely affecting WESTNET, and it shall have delivered to MERCHANTPARK, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to MERCHANTPARK and signed, in the case of WESTNET, by its president and secretary.

                                    ARTICLE X

                                   TERMINATION

SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time prior to Closing;

     (b) By the board of directors of WESTNET at any time prior to the closing in the event:

     (i) a condition to performance by WESTNET under this Agreement or a covenant of MERCHANTPARK contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

     (ii) a material default or breach of this Agreement shall be made by MERCHANTPARK; or

     (iii) the Closing shall not have taken place on or prior to __________, 2001.

     (c) By the board of directors of MERCHANTPARK at any time prior to the closing in the event:

     (i) a condition to MERCHANTPARK performance under this Agreement or a covenant of WESTNET contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

     (ii) a material default or breach of this Agreement shall be made by WESTNET; or

     (iii) the Closing shall not have taken place on or prior to _________, 2001.

SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Sections 11.1, 11.2, shall no longer be of any force or effect and there shall be no liability on the part of any party or its respective directors, officers or stockholders; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b) (i) or 10.1 (c) (i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement.

SECTION 10.3 Recision. In the event that prior to _________, 2001, MERCHANTPARK fails to obtain any and all consents and/or approvals that may be required from the MERCHANTPARK shareholders or any regulatory authority for the approval and ratification of this Agreement, then this Agreement shall be rescinded and become null and void with the result that all shares of WESTNET Common Stock issued to MERCHANTPARK hereunder are to be deemed canceled and no longer outstanding on the transfer records of WESTNET and that those assets set forth in Exhibit 1.1 hereto shall be returned to MERCHANTPARK.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1 or 10.3, subject to the provisions of Section 11.2, MERCHANTPARK and WESTNET will each bear their own respective expenses.

SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

     (a) WESTNET may (i) extend the time for the performance of any of the obligations or other acts of MERCHANTPARK (ii) waive any inaccuracies in the representations and warranties of MERCHANTPARK, AMED, and FMED contained herein or in any document delivered pursuant hereto by MERCHANTPARK and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by MERCHANTPARK. Any agreement on the part of WESTNET to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of WESTNET;

     (b) MERCHANTPARK, may (i) extend the time for the performance of any of the obligations or other acts of WESTNET, (ii) waive any inaccuracies in the representations and warranties of WESTNET contained herein or in any document delivered pursuant hereto by WESTNET and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by WESTNET. Any agreement on the part of MERCHANTPARK to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of MERCHANTPARK;

SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be given by Certified or Registered Mail, addressed as follows:

                        MERCHANTPARK COMMUNICATIONS, INC.
                          2921 N. Tenaya Way, Suite 208
                               Las Vegas, NV 89128

                                  WESTNET, INC.
                          2921 N. Tenaya Way, Suite 208
                               Las Vegas, NV 89128


     Additional notices are to be given to each party, at such other address should be designated in writing comply as to delivery with the terms of this
Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

SECTION 11.4 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and designees. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

SECTION 11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

SECTION 11.6 Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

SECTION 11.7 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

SECTION 11.8 Governing Law. This Agreement shall be governed by the laws of the State of Nevada. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in no other place.

SECTION 11.9 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the shares of WESTNET Common Stock transferred hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

SECTION 11.10 Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

SECTION 11.11 Amendment. This Agreement may be amended with the approval of the boards of directors of WESTNET and MERCHANTPARK at any time before or after approval thereof by directors of WESTNET, if required, and MERCHANTPARK; but after such approval by the WESTNET directors, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.


IN WITNESS WHEREOF, the parties hereto have executed and delivered this Acquisition Agreement in a manner legally binding upon them as of the date first above written.

WESTNET
WESTNET COMMUNICATIONS, INC.                ATTEST:


By: /S/ Elizabeth Sanders
Its: President                               Secretary


MERCHANTPARK
MERCHANTPARK COMMUNICATIONS, INC.           ATTEST


By:  /S/ Shawn Balaghi                       /S/ Scott Thomasson
Its: President                               Secretary





                                   CERTIFICATE

                                       OF

                        MERCHANTPARK COMMUNICATIONS, INC.



     The undersigned, _____________ and _______________ hereby certify that they are the President and Secretary respectively, of MERCHANTPARK COMMUNICATIONS, a Nevada corporation and further certify as follows:

     1. That the representations and warranties of MERCHANTPARK COMMUNICATIONS contained in the Acquisition Agreement (the "Agreement") by and between WESTNET, a Nevada corporation, and MERCHANTPARK COMMUNICATIONS are true and correct at and as of the date hereof.

     2. The obligations and covenants of MERHCANTPARK COMMUNICATIONS to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day of , 2001.



                                            MERCHANTPARK COMMUNICATIONS, INC.


                                            By: _________________________
                                                President



                                            By: _________________________
                                                Secretary


                                   CERTIFICATE

                                       OF

                          WESTNET COMMUNICAITONS, INC.



     The undersigned, ___________ and ____________ hereby certify that they are the President and Secretary respectively, of WESTNET COMMUNICATIONS, INC, a Nevada corporation and further certify as follows:

     1. That the representations and warranties of WESTNET COMMUNICATIONS contained in the Acquisition Agreement (the "Agreement") by and between MERCHANTPARK, a Nevada corporation, and WESTNET COMMUNICATIONS are true and correct at and as of the date hereof.

     2. The obligations and covenants of WESTNET COMMUNICATIONS to be performed and observed on or before the Closing as defined in the Agreement have been duly performed and observed.

     3. Except as otherwise disclosed in the Agreement, there has not occurred since the date thereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of the Company or any event or condition of any character adversely affecting the Company.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this day of , 2001.



                                                   WESTNET COMMUNICATIONS, INC.


                                                     By:__________________
                                                        President